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                                                                   Exhibit 99.1


                                [LOGO OMITTED]
                               LOWAIRFARE.COM(R)


           800 TRAVEL SYSTEMS' SUBSIDIARY MERGES WITH PRESTIGE TRAVEL

      MERGER EXPECTED TO ADD $12 MILLION IN GROSS RESERVATIONS OVER NEXT 12 MONTHS EXPANDS PRODUCT LINE TO CRUISES AND TOURS AND ADDS ACCESS
                            TO 1,200 REMOTE AGENTS

TAMPA, FL, AUGUST 14, 2000 - 800 TRAVEL SYSTEMS, INC. (NASDAQ: IFLY, IFLYW), a leading provider of travel-related products and services through its website www.LowAirfare.com and call centers, today announced the merger of a newly formed, wholly owned subsidiary of the Company with Prestige Travel Systems, Inc. Prestige is a full service travel company headquartered in Tampa, FL with a nationwide network of over 1,200 independent remote travel agents which operates www.CruiseBrokers.com specializing in discount cruise vacations. As part of the transaction, the owners of Prestige Travel will receive a combination of cash and stock from 800 Travel Systems.

Peter Sontag, CEO of 800 Travel Systems, commented, "This merger reflects the execution of our strategic plan to expand 800 Travel's services by offering cruises and tours in addition to discount airfares. Prestige and its predecessors achieved approximately $12 million in gross reservations for the 1999 fiscal year. We believe the many cross marketing opportunities this transaction creates will enable us to increase our gross reservations by at least that amount over the next twelve months."

Mr. Sontag continued, "We are especially pleased that Prestige's three principals will be joining 800 Travel's subsidiary pursuant to employment agreements that include incentive stock options in the Company. They have developed an extensive network of remote agents as well as the technology and infrastructure that enable the agents to sell travel products over their own web sites. Their expertise will help us in our endeavor to become a premier Internet travel company."

Ron LaScala, Vice President of Prestige Travel Systems, added, "We have been growing our travel business for 12 years and are very proud of our reputation for providing quality service, the best value, and a proven record of reliability and trust. This merger will provide us with additional resources to better serve our increasing number of online customers and to grow the business in the future."

The principals of Prestige Travel Systems (www.ptstravel.com) have operated a network of home-based travel agents since 1988. They also operate Prestige Travel Club (www.prestigetravelclub.com), which offers travel services, discounts, cruises, air travel and travel related services to individuals, businesses and not-for-profit organizations, as well as CruiseBrokers.com (www.CruiseBrokers.com), which specializes in discount cruise vacations. Prestige Travel Systems has 22 employees.



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ABOUT 800 TRAVEL SYSTEMS

800 Travel Systems is a leading provider of low-priced travel related products and services through its nationally recognized http://www.LowAirfare.com web site and through its easy to remember toll free numbers "800-LOW-AIR FARE" (800-569-2473) AND "800-FLY-4-LESS" (800-359-4537). A distinguishing feature of the www.LowAirfare.com web site is its ability to connect live reservation agents directly with on-line travel consumers in an instant messaging format that allows consumers to book air travel, on-line, in real time. 800 Travel Systems is headquartered in Tampa, Florida and employs more than 350 people, combined, in the Company's 33,000 square-foot data communications center in Tampa and a similar center in San Diego, California.

FORWARD-LOOKING AND CAUTIONARY STATEMENTS:

This press release contains statements which may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. This press release may include forward-looking statements that do not refer strictly to historical results or actions, which although believed to be reasonable, are inherently uncertain and difficult to predict. Such statements are subject to certain risks and uncertainties inherent in 800 Travel Systems' business and investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those projected as a result of various factors as set forth from time to time in the Company's filings with the SEC. The Company undertakes no obligation to publicly update or revise the forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.


         INVESTOR RELATIONS:                         PUBLIC RELATIONS:
         Lisa Lettieri                               Rod Caborn
         Lippert/Heilshorn & Associates              YP&B
         (212) 838-3777                              (407) 875-1111
         lisa@lhai.com                               rod_caborn@ypb.com
         www.lhai.com                                www.ypb.com



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